FORM OF
                                     WARRANT
                           to Purchase Common Stock of
                                  ABC-NACO INC.

Warrant  No.  _______
Original  Issue
Date:  May  2,  2001

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NY1  2070209v2

NY1  2070209v2
NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) EXPERIENCED IN SECURITIES MATTERS TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER.
Warrant  No.  _______
                                     WARRANT
                                 ABC- NACO Inc.
     THIS IS TO CERTIFY THAT _______________, or registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from ABC-NACO Inc., a Delaware corporation (the "Company"), _____________ shares of the Common Stock of the Company (subject to adjustment as provided herein), at a purchase price of $.01 per share (the initial "Exercise Price", subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.
1.     DEFINITIONS
       -----------
     As used in this Warrant, the following terms have the respective meanings set forth below:
"Additional ING Warrants" has the meaning ascribed to such term in the ING Agreement.
"Affiliate" of any Person means a Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, (b) which beneficially owns or holds more than five percent (5.0%) of the outstanding shares of any class of voting stock of such Person or (c) more than five percent (5.0%) of the outstanding shares of any class of voting stock (or, in the case of a Person which is not a corporation, more than five percent (5.0%) of the equity interest) of which is beneficially owned or held by such Person. The term "control" as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. "After-Tax Basis" when referring to a payment that is required hereunder (the "target amount"), shall mean a total payment (the "total amount") that, after deduction of all federal, state and local taxes that are required to be paid by the recipient in respect of the receipt or accrual of such total amount, is equal to the target amount.
"Agreed  Rate"  shall  mean  an  interest  rate  which,  with  respect  to  each determination, shall be equal to the Base Rate as defined under the Credit Agreement for such determination.
"Appraised Value" per share of Common Stock as of a date specified herein shall mean the value of such a share as of such date as determined by an investment bank of nationally recognized standing selected by the Majority Warrant Holders and reasonably acceptable to the Company. If the investment bank selected by the Majority Warrant Holders is not reasonably acceptable to the Company, and the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment bank, then the Company and the Majority Warrant Holders shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Majority Warrant Holders), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants or Warrant Stock. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the entire Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and (B) the liquidation value of the entire Company. No discount shall be applied on account of (i) any Warrants or Warrant Stock representing a minority interest,
(ii)  any  lack of liquidity of the Common Stock or the Warrants, (iii) the fact that the Warrants or Warrant Stock may constitute "restricted securities" for securities law purposes, (iv) the existence of any call option or (v) any other grounds.
"Borrowers"  the  borrowers  under  the  Credit  Agreement.
"Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York. "Closing ING Warrants" has the meaning ascribed to such term in the ING Agreement.
"Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.
"Common Stock" shall mean (except where the context otherwise indicates) the Common Stock of the Company, par value $.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.5 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.5 hereof.
"Company" means ABC-NACO, Inc., a Delaware corporation, and any successor corporation.
"Company Default" means (a) the material breach of any warranty or the material inaccuracy at the time when made of any representation made by the Company herein or (b) the material failure by the Company to comply with any covenant of the Company contained herein.
"Conversion Price" as of a specified date with respect to either series of ING Preferred Stock shall mean the "Conversion Price" per share applicable to such series as of such date under the Certificate of Designation, Preferences and
Rights  establishing  such  series.
"Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.
"Credit Agreement" means Fourth Amended and Restated Credit Agreement dated as of May 2, 2001 among ABC-NACO Inc., ABC-NACO de Latino America S.A. de C.V., Dominion Castings Limited, Bank of America, N.A., as lender and agent, and the other financial institutions listed on the signature pages thereto. "Current Market Price" shall mean as of any specified date the average of the daily market prices of the Common Stock of the Company for the shorter of (x) the twenty (20) consecutive Business Days immediately preceding such date or (y) the period commencing on the Business Day next following the first public announcement of any event giving rise to an adjustment of the Exercise Price pursuant to Section 4 below or described in clause (ii) or (iii) of the definition of Repurchase Period and ending on such date. The "daily market price" for each such Business Day shall be: (i) if the Common Stock is then listed on a national securities exchange or is listed on NASDAQ and is designated as a National Market System security, the last sale price, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day as reported on such stock exchange or market system or
(ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for the Common Stock as reported on NASDAQ or the Electronic
Bulletin  Board  or  in  the  National  Daily  Quotation  Sheets, as applicable.
                              ----------------------------------
"Designated  Office"  shall  have  the  meaning  set forth in Section 10 hereof.
"Dilution  Fee"  shall  have  the  meaning  set  forth  in  Section  13  hereof.
"Disabling  Condition"  shall  have  the  meaning  set  forth in Section 12.1(b)
hereof.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
"Exercise Notice" shall have the meaning set forth in Section 2.1 hereof. "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.
"Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Section 4 hereof.
"Expiration Date" shall mean the later of (i) the tenth anniversary of the Original Issue Date and (ii) the date on which all of the "Obligations" under the Credit Agreement shall have been indefeasibly repaid in full and all financing arrangements thereunder shall have been terminated.
"Fair Value" per share of Common Stock as of any specified date shall mean (A) if the Common Stock is publicly traded on such date, the Current Market Price per share or (B) if the Common Stock is not publicly traded on such date, (1) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each Holder or (2) if any such Holder objects in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date.
"Floor Value" per share of Common Stock shall initially mean $4.6077, which value shall be subject to adjustment from time to time pursuant to Article IV. "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.
"Holder" shall mean (a) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (b) with respect to any other Warrant or shares of Warrant Stock, the Person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose. "ING Agreement" shall mean the Series C Preferred Stock and Common Stock Warrant Purchase Agreement dated as of April 17, 2001 among the Company and the investors set forth therein.
"ING Holders" shall mean (i) Furman Selz Investors II LP ("FS II"), (ii) ING Furman Selz Investors III LP ("FS III"), (iii) any parallel investment funds of FS II or FS III the manager, general partner or managing member of which is either FS Private Investments LLC or FS Private Investments III LLC, and (iv) any affiliate of any of the foregoing.
"Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction). "Majority Warrant Holders", with respect to a given determination, shall mean the Holders of Warrants and/or Warrant Stock representing more than fifty percent (50%) of all Warrants and/or Warrant Stock (with any such Warrants being deemed to represent, for the purposes of such calculation, the shares of Warrant Stock then issuable upon exercise thereof) directly affected by such determination. For example: (a) for the purpose of determining the application of the antidilution provisions of Article 4, all Warrants would be deemed to be directly affected by such determination but no issued Warrant Stock would be deemed to be affected thereby and (b) for the purpose of determining the Put Price, all Warrants and/or Warrant Stock with respect to which a Put Notice was then pending would be deemed to be affected by such determination. "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.
"Opinion of Counsel" means a written opinion of counsel (who may be an employee of a Holder) experienced in Securities Act chosen by the Holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.
"Option" shall mean any stock option granted by the Company that is outstanding as of the Original Issue Date.
"Original  Issue  Date"  shall mean the date on which the Original Warrants were issued,  as  set  forth  on  the  cover  page  of  this  Warrant.
"Original Warrants" shall mean the Warrants originally issued by the Company on the Original Issue Date to B of A and to the financial institutions under the Warrant Purchase Agreement.
"Other Property" shall have the meaning set forth in Section 4.4 hereof. "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.
"Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government
(whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
"Put" shall mean the right of the Holder of a Warrant or any shares of Warrant Stock to require the Company to repurchase such Warrant or Warrant Stock in whole  or  in  part  pursuant  to  Section  12.1  hereof.
"Put Notice" shall have the meaning set forth in Section 12.1(a) hereof. "Put Price" shall have the meaning set forth in Section 12.1(a) hereof.
"Put Value" per share of Common Stock shall mean with respect to each determination date, the higher of (i) the Fair Value per share and (ii) Floor Value per share on such date.
"Repurchase Period" shall mean the period ending on the tenth anniversary of the Original Issue Date and beginning on the earliest to occur of (i) the fifth anniversary of the Original Issue Date, (ii) the date of any Board approval of
(A) any merger or consolidation in which either (1) the Company is not the surviving corporation and the holders of Common Stock immediately prior to such transaction do not hold more than fifty percent (50%) of the common stock of the surviving corporation immediately after such transaction or (2) the Company is the surviving corporation and the holders of Common Stock immediately prior to such transaction do not hold at least fifty percent (50%) of the outstanding Common Stock immediately after such transaction, (B) the sale or other disposition (including by merger or consolidation) by the Company or any Subsidiary of assets (including the stock of any Subsidiary) representing more than fifty percent (50%) of either (x) the aggregate fair market value of the consolidated total assets of the Company and its Subsidiaries, (y) the consolidated gross revenues of the Company and its Subsidiaries or (z) the consolidated net operating income of the Company and its Subsidiaries (provided
                                                                        --------
that in the case of any transaction described in this clause (ii), any Put Notice given prior to the effective date of such transaction shall be deemed to be conditioned on such transaction becoming effective), (iii) any Person or group of Persons (other than the ING Holders) directly or indirectly acquires more than fifty percent (50%) of the voting rights associated with all outstanding voting securities of the Company at any time or (iv) repayment of all of the indebtedness of the Borrowers under the Credit Agreement. "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder,  all  as  the  same  shall  be  in  effect  at  the  time.
"Series C Preferred Stock" shall mean the Series C Cumulative Convertible Participating Preferred Stock of the Company.
"Share Withholding Option" has the meaning set forth in Section 2.1 hereof. "Stock Purchase Rights" shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable. "Subsidiary" means any corporation or association (a) more than 50% (by number of votes) of the voting stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries own more than a 50% interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with GAAP.
"Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a "sale" thereof within the meaning of the Securities Act.
"Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the higher of (A) $0.01 per share (as such amount shall hereafter be proportionately adjusted to reflect any event requiring an adjustment to the Exercise Price pursuant to Section 4.1 hereof which event also results in an equivalent change in the par value of the Common Stock) and (B) the Exercise Price as of the date of such exercise.
"Warrant Purchase Agreement" shall mean the Warrant Purchase Agreement dated as of May 2, 2001 among the Company, Bank of America, N.A. and the financial institutions  listed  on  the  signature  pages  thereto.
"Warrants" shall mean the Original Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrants or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.
"Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise or Warrants until such time as such shares of Common Stock have either been (i) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or
(ii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction.
2.     EXERCISE  OF  WARRANT
       ---------------------
Section  2.1     Manner of Exercise.  (a) From and after the Original Issue Date
                 ------------------
and until 5:00 P.M., New York time, on the Expiration Date, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder (as determined pursuant to Section 2.1(b) below). In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the
     Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex
                                                                           -----
A,  duly  executed  by  the  Holder  or  its  duly authorized agent or attorney.
(b) Upon receipt of such Exercise Notice, Warrant and payment, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.
(c) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check in the amount of such Warrant Price, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price (the "Share Withholding Option") or (iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price. In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause (ii) or (iii) above where the number of shares whose Fair Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section 2.3 hereof.
(d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical with this Warrant.
Section 2.2     Payment of Taxes .  All shares of Common Stock issuable upon the
                ----------------
     exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof (other than income taxes imposed on the Holder), unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder and the Company shall reimburse the Holder therefor on an After-Tax Basis.
Section  2.3     Fractional Shares .  The Company shall not be required to issue
                 -----------------
a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price of one share of Common Stock on the Exercise Date.
Section 2.4     Continued Validity and Application .  (a)  A Holder of shares of
                ----------------------------------
Warrant Stock issued upon the exercise of this Warrant, in whole or in part, including any transferee of such shares (other than a transferee in whose hands such shares no longer constitute Warrant Stock as defined herein), shall continue, with respect to such shares, to be entitled to all rights and to be subject to all obligations that are applicable to such Holder by the terms of this Warrant. The Company shall, at the time of any exercise of this Warrant or any transfer of Warrant Stock, upon the request of the Holder of the shares of Warrant Stock issued in connection with such exercise or transfer, acknowledge in writing, in a form reasonably satisfactory to such Holder, its continuing obligation to afford to such Holder such rights referred to in this Section 2.4; provided, however, that if such Holder shall fail to make any such request, such
--------  -------
failure shall not affect the continuing obligation of the Company to afford to such Holder all such rights.
3.     TRANSFER,  DIVISION  AND  COMBINATION
       -------------------------------------
Section  3.1     Transfer  .  Subject  to compliance with Section 8 hereof, each
                 --------
transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the
                                             -------
Holder or its agent or attorney. Upon such surrender and delivery, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.
Section  3.2     Division  and  Combination.   Subject  to  compliance  with the
                 --------------------------
applicable provisions of this Warrant, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
Section  3.3     Expenses.   The Company shall prepare, issue and deliver at its
                 --------
own expense any new Warrant or Warrants required to be issued under this Section 3.
Section  3.4     Maintenance  of Books .  The Company agrees to maintain, at the
                 ---------------------
Designated  Office,  books  for  the  registration and transfer of the Warrants.
4.     ANTIDILUTION  PROVISIONS
       ------------------------
     The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.
Section 4.1     Stock Dividends, Subdivisions and Combinations .  If at any time
                ----------------------------------------------
     the  Company  shall:
(i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,
(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of such Common Stock, or
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of such Common Stock, then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock Outstanding immediately prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock Outstanding immediately after such adjustment.
Section  4.2     Adjustments  for  ING  Securities  and  Options.
                 -----------------------------------------------
(a) Upon the issuance of any Closing ING Warrants pursuant to the ING Agreement, the Exercise Price then in effect shall be adjusted pursuant to
Section 4.1 in the same manner as if the Company had declared and paid a stock dividend consisting of a number of shares of Common Stock equal to the number of shares of Common Stock initially issuable upon exercise of such Closing Warrants.
(b) No adjustment shall be made to the Exercise Price upon the issuance of the Additional ING Warrants pursuant to the ING Agreement. However, at such time as any of such Additional ING Warrants become exercisable for the purchase of additional shares of Common Stock, the Exercise Price then in effect shall be adjusted pursuant to Section 4.1 in the same manner as if the Company had declared and paid a stock dividend consisting of a number of shares of Common Stock equal to the number of such additional shares of Common Stock.
(c) Upon the issuance of any shares of Series C Preferred Stock, the Exercise Price shall thereupon be adjusted to be equal to the product of (x) the Exercise Price in effect immediately prior to the date of such issuance multiplied by (y) a fraction, the numerator of which is equal to the number of shares of Common Stock Outstanding at such time and the denominator of which is equal to the sum of (1) such number of shares of Common Stock Outstanding and
(2) the number of shares of Common Stock issuable upon conversion of the such Shares of Series C Preferred Stock at such time assuming conversion in full (and without giving effect to any limitations on the exercise of the related conversion right).
(d) It is acknowledged that, as of the Original Issue Date, the exercise prices under the outstanding Options are less than the Fair Value of the shares of Common Stock subject to such Options and, accordingly, such Options have not been taken into account in determining the number of shares of Common Stock initially issuable upon exercise of the Warrants. However, if at time following the Original Issue Date, the Fair Value of the shares of Common Stock subject to any such Options exceeds the related exercise price ("In-the-Money Options"), the Exercise Price shall thereupon be adjusted to be equal to the product of (x) the Exercise Price in effect immediately prior to occurrence multiplied by (y) a fraction, the numerator of which is equal to the number of shares of Common Stock Outstanding at such time and the denominator of which is equal to the sum of (1) such number of shares of Common Stock Outstanding and (2) the number of shares of Common Stock then issuable upon exercise of such In-the-Money Options. If the number of shares of Common Stock issuable upon any such In-the-Money Options shall thereafter increase (other than as a result of an event requiring an independent adjustment of the Exercise Price pursuant to Section 4.1), the Exercise Price shall thereupon be recalculated substituting such increased number of shares of Common Stock in clause (2) of the preceding formula, but only to the extent that such Options remain In-the-Money Options at the time of such increase.
Section  4.3     Adjustment  of  Number  of  Shares Purchasable and Floor Value.
                 --------------------------------------------------------------
Upon any adjustment of the Exercise Price as provided in Section 4.1 or 4.2 hereof: (a) the Holder hereof shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment and (b) the Floor Value per share shall be adjusted to be equal to the quotient obtained by dividing (1) the product of (x) Floor Value per share immediately prior to such adjustment multiplied by (y) a number of shares issuable upon exercise of this Warrant at such time by (2) the number of shares of Common Stock issuable upon exercise of this Warrant after giving effect to such adjustment.
Section  4.4     Reorganization,  Reclassification,  Merger,  Consolidation  or
                 --------------------------------------------------------------
Disposition  of  Assets  .  In  case  the  Company shall reorganize its capital,
     ------------------
reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the Outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of this Warrant shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this
Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.
Section  4.5     Other Provisions Applicable to Adjustments Under this Section .
                 -------------------------------------------------------------
The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:
(a)     When Adjustments To Be Made.  The adjustments required by this Section 4
        ---------------------------
     shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
(b)     Record  Date.  In case the Company shall take a record of the holders of
        ------------
the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this Section 4 to the date of the issuance or sale of such shares of Common Stock, Convertible Securities or Stock Purchase Rights shall be deemed to be references to such record date.
(c)     Fractional  Interests.  In  computing  adjustments under this Section 4,
        ---------------------
fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.
(d)     When Adjustment Not Required.  If the Company shall take a record of the
        ----------------------------
holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4.1 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
(e)     Maximum  Exercise Price.  Except as provided in Section 4.1 above, at no
        -----------------------
time shall the Exercise Price per share of Common Stock exceed the amount set forth in the first paragraph of the preamble of this Warrant.
(f)     Certain  Limitations.  The  Company agrees not increase the par value of
        --------------------
the Common Stock at any time other than pursuant to a reverse stock split or other combination of outstanding shares of Common Stock that would give rise to an adjustment to the Exercise Price pursuant to Section 4.1.
(g)     Notice  of  Adjustments.  Whenever  the number of shares of Common Stock
        -----------------------
for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.2. The Company shall keep at its principal office or at the Designated Office, if different, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of a Warrant designated by a Holder thereof.
(h)     Independent  Application.  Except  as  otherwise  provided  herein,  all
        ------------------------
subsections of this Section 4 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.
5.     NO  IMPAIRMENT;  REGULATORY  COMPLIANCE  AND  COOPERATION
       ---------------------------------------------------------
     The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
6.     RESERVATION  AND  AUTHORIZATION  OF  COMMON  STOCK;  REGISTRATION WITH OR
       -------------------------------------------------------------------------
APPROVAL  OF  ANY  GOVERNMENTAL  AUTHORITY
     -------------------------------------
     From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.
7.     NOTICE  OF  CORPORATE  ACTIONS;  TAKING  OF  RECORD;  TRANSFER  BOOKS
       ---------------------------------------------------------------------
Section  7.1     Notices of Corporate Actions.   In the event of: (a) any taking
                 ----------------------------
by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another
Person or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall mail to each Holder of a Warrant in accordance  with  the provisions of Section 14.2 hereof a notice specifying
(i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or Other Property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified, but failure to give any such notice shall not affect the validity of any such action taken. In the event that the Company at any time sends any other notice to the holders of its Common Stock, it shall concurrently  send  a  copy  of  such  notice  to  each  Holder  of  a  Warrant.
Section  7.2     Taking  of  Record.   In  the  case  of  all dividends or other
                 ------------------
distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.
Section  7.3     Closing of Transfer Books.   The Company shall not at any time,
                 -------------------------
except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.
8.     TRANSFER  RESTRICTIONS
       ----------------------
     The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.
Section 8.1     Restrictions on Transfers .  Neither this Warrant nor any shares
                -------------------------
     of Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof. No Transfer of this Warrant or any such shares of Restricted Stock other than pursuant to such an effective registration statement shall be valid or effective unless (a) the holder of the securities proposed to be transferred shall have delivered to the Company either a no-action letter from the Commission or an Opinion of Counsel to the effect that such proposed Transfer is exempt from the registration requirements of the Securities Act or (b) such Transfer is being made pursuant to Rule 144 or Rule 144A under the Securities Act and such holder shall have delivered to the Company a certificate setting forth the basis for applying such Rule to the proposed Transfer. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement shall bear the restrictive legend set forth in Section 8.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.2(b), unless the Holder delivers to the Company an Opinion of Counsel to the effect that such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.
Section 8.2     Restrictive Legends .  (a)  Except as otherwise provided in this
                -------------------
Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms:
"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) EXPERIENCED IN SECURITIES MATTERS TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER."
"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN THE WARRANT PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE ISSUED. A COPY OF SUCH WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."
(b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:
"NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR OF THE STOCK ISSUABLE UPON EXERCISE THEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) EXPERIENCED IN SECURITIES
MATTERS TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER."
Section  8.3     Termination  of  Securities Law Restrictions .  Notwithstanding
                 --------------------------------------------
the  foregoing provisions of this Section 8, the restrictions imposed by Section
8.1 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2 shall terminate as to any particular
Warrant or shares of Restricted Common Stock when the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 8.1(b) and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:
     "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTIONS 8.1(b) AND 8.2 HEREOF TERMINATED ON ______________, 20__, AND ARE OF NO FURTHER FORCE AND EFFECT."
All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a).
9.     LOSS  OR  MUTILATION
       --------------------
     Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of U.S. Bank National Association shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if
 -------   -------
this  Warrant  in  identifiable  form  is  surrendered  to  the  Company  for cancellation.
10.     OFFICE  OF  THE  COMPANY
        ------------------------
     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 2001 Butterfield Road, Suite 502, Downers Grove, Illinois 60515. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.
11.     FINANCIAL  AND  BUSINESS  INFORMATION
        -------------------------------------
     Until the Expiration Date, the Company shall deliver to each Holder of Warrants or of Warrant Stock one copy of each of the following items (provided
                                                                        --------
that, at any time that the Company files periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Company may discharge its obligations under this Section 11 by delivering to each Holder promptly upon the filing thereof a copy of each such periodic filing):
(i) as soon as available, and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year, unaudited interim consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, cash flow, stockholders equity and changes in financial position of the Company and its Subsidiaries as at the end of and for such quarter, setting forth in each case in comparative form the corresponding figures for and as at the end of the corresponding quarter of the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of the Company, as prepared in accordance with GAAP consistently applied (subject to year end adjustments and the absence of footnotes), and fairly presenting the consolidated financial position and results of operations of the Company and its Subsidiaries for such periods;
(ii) within ninety (90) days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;
(iii) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Company to the holders of any class of its securities generally or by any Subsidiary of the Company to the holders of any class of its securities generally; and
(iv) with reasonable promptness, such other information relating to the Company and its Subsidiaries as the Holder may, from time to time, reasonably request.
12.     REPURCHASE  BY  THE  COMPANY  OF  WARRANTS  AND  WARRANT  STOCK
        ---------------------------------------------------------------
Section 12.1     Obligation to Repurchase Warrants or Warrant Stock .  (a)  From
                 --------------------------------------------------
     time to time during the Repurchase Period, the Company shall, upon written notice (a "Put Notice") from the Holder of this Warrant or any Holder of Warrant Stock issued upon exercise hereof, repurchase (subject to the provisions of
Section 12.1(b) below), on the date and in the manner set forth in Section 12.2 below, from such Holder, all or the portion of such Warrant or the number of shares of Warrant Stock (as applicable) designated in such Put Notice. The purchase price for such Warrant or shares of Warrant Stock (as applicable) shall be equal to an amount (the "Put Price"), determined (A) in the case of a repurchase of this Warrant of any portion thereof, by multiplying (1) the number of shares of Warrant Stock then issuable upon exercise of such Warrant (or the portion thereof designated by the Holder to be repurchased in such Put Notice) by (2) the difference between the Put Value per share of Common Stock as of the date of such Put Notice and the Exercise Price per share of Common Stock as of the date of such Put Notice and (B) in the case of a repurchase of Warrant Stock, by multiplying (1) the number of shares of Warrant Stock to be repurchased by (B) the Put Value per share of Common Stock as of the date of such Put Notice.
(b) The Company shall not be obligated to repurchase any portion of this Warrant or any such Warrant Stock to the extent that either of the following conditions (a "Disabling Condition") would exist: (i) if such repurchase would be unlawful under the corporation laws of the State of Delaware and no steps can be reasonably taken by the Company (including, without limitation, a revaluation of assets, a reduction in the stated capital of the Company, causing the Subsidiaries of the Company to pay dividends to the Company or other similar restructuring actions) that would permit such repurchase; or (ii) if such repurchase would create a default or event of default under the Credit Agreement (unless waived). In the event that, notwithstanding the Company's efforts, any Disabling Condition remains with respect to any repurchase requested pursuant to
Section 12.1(a), the Company shall promptly give the Holder written notice thereof. Such notice shall be accompanied by an opinion of counsel to the Company confirming the existence of such Disabling Condition, and if the Disabling Condition would not fully prohibit the Company from repurchasing the portion of the Warrant or Warrant Stock requested to be repurchased, such notice shall indicate the portion of the Warrant that may be repurchased by the Company without being subject to any such Disabling Condition. Within thirty (30) days after receipt of any such notice indicating that the Company is able to repurchase a portion but not all of such Warrant or Warrant Stock, the Holder may elect to require the Company to repurchase such portion, and the Holder's prior request pursuant to Section 12.1(a) shall be deemed to have been withdrawn with respect to any portion of such Warrant or Warrant Stock not covered by such an election. In any case in which the Company is released from its obligation to repurchase any portion of such Warrant or Warrant Stock under this Section 12.1(d) because of the existence of a Disabling Condition, the Company shall promptly notify the Holder of any subsequent abatement of such Disabling Condition that would permit the Company to make such repurchase in whole or in part. Within thirty (30) days of receipt of any such notice, and without limiting any other right of the Holder to cause the Company to repurchase all or any portion of this Warrant or Warrant Stock pursuant to Section 12.1(a) above, the Holder may reinstate its prior request for a repurchase of such Warrant in whole or in part to the extent then permitted, which repurchase, however, shall be at the higher of (x) the Put Price that would have applied to a repurchase pursuant to such original request (together with interest thereon at the Agreed
Rate) and (y) the Put Price that would apply if a new request for repurchase had been made at the time of the reinstatement of such prior request.
Section 12.2     Determination and Payment of Put Price.  (a)  The Put Price for
                 --------------------------------------
     any repurchase of this Warrant pursuant to Section 12.1 shall be determined as promptly as practicable (and in any event within thirty (30) days) after the date of the Put Notice given to the Company pursuant to Section 12.1, and shall be payable in cash within thirty (30) days following the date of such determination. On the date of any repurchase of any portion of this Warrant pursuant to this Section 12, the Holder shall assign to the Company such Warrant or portion thereof being repurchased, as the case may be, without any representation or warranty (except as to title), by the surrender of this Warrant at the Designated Office against payment of the Put Price therefor. Payment of the Put Price shall be made, subject to Section 12.2(b) below, at the option of the Holder of this Warrant by (i) wire transfer to an account in a bank located in the United States designated by such Holder for such purpose or
(ii) a certified or official bank check drawn on a member of the [New York Clearing House] payable to the order of such Holder. If less than all of this Warrant is being repurchased, the Company shall, pursuant to Section 3 above, cancel such Warrant and issue in the name of, and deliver to, the Holder hereof a new Warrant for the portion not being repurchased.
(b)     In  the event of a delay or dispute relating to the determination of the amount of the Fair Value per share of Common Stock, the Company shall nonetheless repurchase any Warrants to be repurchased pursuant to this Section 12 within the time period set forth in Section 12.2(a), calculating the Put Price on the basis of the Company's good faith determination of such Fair Value.
     After the resolution of such delay or dispute, the Put Price shall be recalculated using the finally determined amount for such price, and, within ten
(10) days of the resolution of such delay or dispute, the Company shall pay to the Holders of the repurchased Warrants the amount, if any, by which such recalculated Put Price exceeds the Put Price previously paid by the Company, together with interest on such excess from the date of repurchase to the date of such payment at the Agreed Rate. In the event that the repurchase of the Warrant takes place more than thirty (30) days after the date of the related Put Notice, the Company shall also pay to the Holders of the Repurchased Warrants interest at the Agreed Rate on the Put Price from the thirtieth day after the date of such Put Notice until the date of repurchase.
13.     DILUTION  FEE
        -------------
     In the event that the Company at any time after the Original Issue Date shall pay a dividend or make any other distribution with respect to its Common
Stock (or any other shares of the capital stock of the Company for which this Warrant becomes exercisable pursuant to Section 4 above) whether in the form of cash, evidences of indebtedness, securities or other property (other than a stock dividend subject to the provisions of Section 4.1 above), then the Holder of this Warrant shall be entitled to receive a dilution fee (a "Dilution Fee") payable in cash on the date of payment of such dividend or other distribution equal to the number of shares of Common Stock (or such other shares of stock) issuable upon exercise of this Warrant on such date multiplied by the sum of (x) the amount of cash and (y) the fair value of any evidences of indebtedness, securities or other property distributed with respect to each share of Common Stock (or such other stock). The "fair value" of any such evidences of indebtedness, securities or other property shall mean the fair market value thereof, as determined by the Board of Directors of the Company in good faith and supported, upon the request of the Majority Warrant Holders, by an opinion of an investment banking firm or appraisal firm of recognized national standing selected by the Company and acceptable to such Majority Warrant Holders. The fees and expenses of such investment banking firm or appraisal firm shall be paid by the Company.
14.     MISCELLANEOUS
        -------------
Section  14.1     Nonwaiver.   No  course  of dealing or any delay or failure to
                  ---------
exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.
Section  14.2     Notice  Generally  .  Any  notice,  demand,  request, consent,
                  -----------------
approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
(a) if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained  for  such  purpose;
(b)     if  to  the  Company,  at  its  Designated  Office;
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.
Section  14.3     Indemnification .  If the Company fails to make, when due, any
                  ---------------
payments provided for in this Warrant, the Company shall pay to the Holder hereof (a) interest at the Agreed Rate on any amounts due and owing to such
Holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holder hereof and the Holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from a Company Default. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such Company Default.
Section  14.4     Limitation of Liability.   No provision hereof, in the absence
                  -----------------------
of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
Section  14.5     Remedies  .  Each  Holder of Warrants and/or Warrant Stock, in
                  --------
addition  to  being  entitled  to  exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.
Section 14.6     Successors and Assigns .  Subject to the provisions of Sections
                 ----------------------
3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.
Section  14.7     Amendment.   This  Warrant  and  all  other  Warrants  may  be
                  ---------
modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may
                                               --------
be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the Holder thereof.
Section  14.8     Severability  .  Wherever  possible,  each  provision  of this
                  ------------
Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.
Section  14.9     Headings.   The  headings  used  in  this  Warrant are for the
                  --------
convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
Section  14.10     GOVERNING  LAW; JURISDICTION.  IN ALL RESPECTS, INCLUDING ALL
                   ----------------------------
MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF DELAWARE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED,
                                                                       --------
THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.
ABC-NACO  INC.
By:_________________________
Name:
Title:
[SEAL]
Attest:
By:___________________________
Name:
Title:

     ------
     33
NY1  2070209v2

NY1  2070209v2
                            ANNEX ASUBSCRIPTION FORM
                            ------------------------
                 [To be executed only upon exercise of Warrant]
     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares Common Stock of ABC-NACO Inc., and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________________________________ whose address is ______________________
_________________________________________________________________________  and,
if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.
_______________________________
(Name  of  Registered  Owner)
_______________________________
(Signature  of  Registered  Owner)
_______________________________
(Street  Address)
_______________________________
(City)    (State)    (Zip  Code)
NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

     Table of Contents
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NY1  2070209v2
     ANNEX BASSIGNMENT FORM
     ----------------------
     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:
     No. of Shares of
Name  and  Address  of  Assignee     Common  Stock
     -------------------------------- -------------

and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of ABC-NACO Inc.
maintained  for  the  purpose,  with full power of substitution in the premises.
Dated:___________________     Print  Name:___________________
Signature:____________________
Witness:______________________
NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.